EXHIBIT 99.1

IEH CORP ANNOUNCES ADDITION OF BRIAN GLENN TO ITS BOARD OF DIRECTORS

BROOKLYN, N.Y., OCTOBER 16, 2023 – IEH Corporation (OTC: IEHC) announced today that Brian Glenn has joined its board of directors. Dave Offerman, Chairman of the Board, President and CEO of IEH Corporation commented, “We’re very excited to welcome Brian Glenn to IEH’s board of directors. Brian brings an intimate understanding of the investment community and in-depth operating and financial experience across industries.”

After receiving his MBA from Massachusetts Institute of Technology’s Sloan School of Management, Mr. Glenn joined W.R. Huff Asset Management, an alternative investment management firm that employed a rigorous, primary research process managing concentrated investment strategies across the capital structure. He helped steer investments in public equities, high-yield bonds, and leveraged loans. During his 10 years with the firm, Mr. Glenn also earned direct responsibilities within the firm’s private equity funds, working on businesses that operated in the food, media, real estate, and energy industries. He served in director and officer capacities for certain of these entities and helped execute capital investment programs, financial reporting, business development, recapitalizations, and joint ventures.

In 2018, Mr. Glenn then founded Olcott Square Investment Partners, an investment firm with a focus on small and micro capitalization companies that demonstrate durable advantages and secular growth prospects. In 2023, Mr. Glenn merged the operations of Olcott Square Investment Partners into Premier Path Wealth Partners, a newly-formed independent SEC-registered investment advisory firm in Madison, New Jersey managing more than $700 million in assets on behalf of business owners, high net worth families, trusts, and charities. Mr. Glenn currently serves as the Director of Investments for Premier Path Wealth Partners. He holds the Chartered Financial Analyst designation and is a member of CFA Society New York.

Michael Lehman, CEO and Founder of Premier Path Wealth Partners, said: “Brian will bring invaluable perspective and insight to the IEH Board of Directors, just as he demonstrates every day as part of our Premier Path team. His vast industry knowledge, strategic vision, and unwavering commitment to operational excellence will serve the company’s shareholders well. We look forward to Brian’s contributions and insight.”

About IEH Corporation

For 80 years and 4 generations of family-run management, IEH Corporation has designed, developed, and manufactured printed circuit board (PCB) connectors, custom interconnects and contacts for high performance applications. With its signature Hyperboloid technology, IEH supplies the most durable, reliable connectors for the most demanding environments. The company markets primarily to companies in defense, aerospace, space and industrial applications, in the United States, Canada, Europe, Southeast and Central Asia and the Mideast. The company was founded in 1941 and is headquartered in Brooklyn, New York.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release, and in related comments by the Company’s management, include “forward-looking statements.” All statements, other than statements of historical facts, including, without limitation, statements or expectations regarding our financial condition, statements or expectations regarding our revenues, cash and backlog, expectations regarding future cash requirements, revenue and revenue recovery, including for fiscal year 2024, projected timelines for making our SEC filings or successfully preventing our registration from suspension or revocation and expectations regarding our efforts and ability to resolve our inventory accounting issues are forward-looking statements. These statements often include words such as “believe,” “expect,” “estimate,” “plan,” “will,” “may,” “would,” “should,” “could,” or similar expressions, although not all forward-looking statements contain such identifying words. These statements are based on certain assumptions that the Company has made on its current expectations and projections about future events. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and you should not place undue reliance on any forward-looking statements. The Company’s actual performance or results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, as they will depend on many factors about which we are unsure, including many factors beyond our control. Among other items, such factors could include: any claims, investigations or proceedings arising as a result of our past due Securities and Exchange Commission (“SEC”) periodic reports, including changes in the proceedings related to the SEC’s Order Instituting Administrative Proceedings and Notice of Hearing pursuant to Section 12(j) of the Securities and Exchange Act of 1934, as amended; our ability to remediate our inventory accounting issue; our ability to reduce costs or increase revenue; changes in the macroeconomic environment or in the finances of our customers; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates; our ability to attract and retain key employees and key resources; and other risk factors discussed from time to time in our filings with the SEC, including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on October 6, 2023, and in subsequent reports filed with or furnished to the SEC. Additional information concerning these and other factors can be found in our filings with the SEC. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should carefully review and consider the various disclosures we make in our filings with the SEC that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business.

Contact:

Dave Offerman

IEH Corporation

dave@iehcorp.com

718-492-4448